UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 4, 2006

PARKWAY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

                                                         Maryland                                        1-11533                                      74-2123597

                                            (State or Other Jurisdiction             (Commission File Number)                      (IRS Employer

                                                   of Incorporation)                                                                                 Identification No.)

One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, MS 39225-4647

(Address of Principal Executive Offices, including zip code)

(601) 948-4091

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.02.  Termination of a Material Definitive Agreement

As previously reported on a Form 8-K filed by Parkway Properties, Inc. (the "Company") on February 15, 2006, the Company, through its wholly-owned subsidiary, Parkway 233 North Michigan, LLC ("Parkway 233"), entered into a Contribution/Purchase Agreement (the "Agreement") with Estein & Associates USA, Ltd., a Florida limited Partnership ("ESA").  Pursuant to the Agreement, the parties would form a limited partnership (the "Partnership") that would own the property commonly known as 233 North Michigan, located at 233 North Michigan Avenue, Chicago, Illinois (the "Property"), which is currently owned by Parkway 233 and managed by an affiliate of the Company.  The Partnership would acquire the Property from Parkway 233 for a total purchase price of approximately $256 million.  Parkway 233 would acquire a 30% interest in the Partnership upon closing.

After conducting customary due diligence, the Company and ESA were unable to reach understanding consistent with the original terms of the Agreement, and on April 4, 2006 the Agreement was terminated in accordance with its terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 7, 2006

                                    PARKWAY PROPERTIES, INC.

                                By: /s/ William R. Flatt

                                William R. Flatt

                                          Chief Financial Officer

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